1 Carlyle Secured Lending, Inc. Quarterly Earnings Presentation March 31, 2024

Disclaimer and Forward-Looking Statement This presentation (the “Presentation”) has been prepared by Carlyle Secured Lending, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “CSL” or the “Company”) (NASDAQ: CGBD) and may only be used for informational purposes only. This Presentation should be viewed in conjunction with the earnings conference call of the Company held on May 8, 2024 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The information contained herein may not be used, reproduced, referenced, quoted, linked by website, or distributed to others, in whole or in part, except as agreed in writing by the Company. This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy our common stock or any other securities nor will there be any sale of the common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. This Presentation provides limited information regarding the Company and is not intended to be taken by, and should not be taken by, any individual recipient as investment advice, a recommendation to buy, hold or sell, or an offer to sell or a solicitation of offers to purchase, our common stock or any other securities that may be issued by the Company, or as legal, accounting or tax advice. An investment in securities of the type described herein presents certain risks. This Presentation may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward- looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make them. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission (the “SEC”), and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Information throughout the Presentation provided by sources other than the Company (including information relating to portfolio companies) has not been independently verified and, accordingly, the Company makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about the Company. The information contained in this Presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this Presentation. CSL is managed by Carlyle Global Credit Investment Management L.L.C. (the “Investment Adviser”), an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. (together with its affiliates, “Carlyle”). This Presentation contains information about the Company and certain of its affiliates and includes the Company’s historical performance. You should not view information related to the past performance of the Company as indicative of the Company’s future results, the achievement of which is dependent on many factors, many of which are beyond the control of the Company and the Investment Adviser and cannot be assured. There can be no assurances that future dividends will match or exceed historical rates or will be paid at all. Further, an investment in the Company is discrete from, and does not represent an interest in, any other Carlyle entity. Nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance of the Company or any other Carlyle entity. 2

• As of 1Q24, total fair value of the portfolio was $1.8 billion across 131 portfolio companies with a weighted average yield of 12.6%(1), consistent with the prior quarter • New investment fundings during the quarter were $94.9 million with a weighted average yield of 12.5%. Total repayments and sales during the quarter were $173.4 million with a weighted average yield of 13.7%, driven primarily by repayments of junior investments and the successful exit of Direct Travel • As of 1Q24. non-accrual investments represented only 0.2% and 0.2% of the total portfolio based on amortized cost and fair value, respectively, down from 3.2% and 2.1%, respectively, in the prior period aided by the successful recapitalization of Dermatology Associates Portfolio & Investment Activity • We paid the 1Q24 base dividend of $0.40 plus a supplemental dividend of $0.08 per share • 1Q24 net investment income was 135% of the $0.40 base dividend declared for 2Q24 • Net financial leverage decreased to 0.95x, at the low end of our target range • Total liquidity at 1Q24 was $334.9 million in cash and undrawn debt capacity Liquidity & Capital Activity Q1 2024 Quarterly Highlights 3 Note: Per share amounts within this presentation apply to common shares of the Company unless otherwise noted. (1) On income producing investments at amortized cost. • Net investment income per share was $0.54 per common share, down $0.02 compared to our record 4Q23 results but still well above average core earnings during 2023 • NAV per share was $17.07, up 0.5% compared to our 4Q23 NAV of $16.99 per share • The change in NAV in 1Q24 was primarily driven by earnings in excess of our dividend for the quarter and unrealized appreciation on our portfolio • We declared a base dividend of $0.40 plus a $0.07 supplemental for 2Q24, equating to an annualized dividend yield of 11.0% on our 1Q24 NAV First Quarter Results

Quarterly Operating Results Detail

(Dollar amounts in thousands, except per share data)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
SUMMARY INCOME STATEMENT					
Total investment income	$ 58,375	$ 60,065	$ 60,501	$ 62,685	$ 62,007
Total expenses[1]	(32,680)	(33,765)	(34,265)	(34,445)	(34,433)
Net Investment Income[1]	**$ 25,695**	**$ 26,300**	**$ 26,236**	**$ 28,240**	**$ 27,574**
Net realized and change in unrealized gains (losses)	1,417	(22,462)	2,876	478	815
Net Income (Loss)[1]	**$ 27,112**	**$ 3,838**	**$ 29,112**	**$ 28,718**	**$ 28,389**
Weighted average shares of common stock outstanding	50,887	50,795	50,795	50,795	50,795
Net Investment Income per Share[1]	**$ 0.50**	**$ 0.52**	**$ 0.52**	**$ 0.56**	**$ 0.54**
Net Income (Loss) per Share[1]	**$ 0.53**	**$ 0.08**	**$ 0.57**	**$ 0.57**	**$ 0.56**
SUMMARY BALANCE SHEET					
Total investments, at fair value	$ 1,973,565	$ 1,896,420	$ 1,860,475	$ 1,841,881	$ 1,784,893
Cash, cash equivalents and restricted cash	42,873	54,150	55,218	60,447	69,921
Other assets	38,969	32,027	41,057	40,250	40,257
Total Assets	**$ 2,055,407**	**$ 1,982,597**	**$ 1,956,750**	**$ 1,942,578**	**$ 1,895,071**
Debt and secured borrowings[2]	1,092,707	1,037,185	1,003,296	980,183	930,182
Accrued expenses and liabilities	44,507	45,731	47,010	49,583	48,069
Preferred stock	50,000	50,000	50,000	50,000	50,000
Total Liabilities and Preferred Stock	**$ 1,187,214**	**$ 1,132,916**	**$ 1,100,306**	**$ 1,079,766**	**$ 1,028,251**
Net Assets	**$ 918,193**	**$ 899,681**	**$ 906,444**	**$ 912,812**	**$ 916,820**
Preferred stock	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)
Net Assets less preferred stock	**$ 868,193**	**$ 849,681**	**$ 856,444**	**$ 862,812**	**$ 866,820**
Common shares outstanding at end of period	50,795	50,795	50,795	50,795	50,795
Net Asset Value available to Common	**$ 17.09**	**$ 16.73**	**$ 16.86**	**$ 16.99**	**$ 17.07**
LEVERAGE					
Net Financial Leverage[3]	**1.16x**	**1.11x**	**1.06x**	**1.02x**	**0.95x**
Statutory Debt to Equity[4]	**1.32x**	**1.28x**	**1.23x**	**1.19x**	**1.13x**

Please refer to the Company's Form 10-Q for more information.

(1) Inclusive of the preferred stock dividend. (2) Inclusive of deferred financing costs and the effective interest rate swap hedge. (3) Reflects cumulative convertible preferred securities as equity, net of excess cash held at period end, which was $55.9 million as of March 31, 2024. (4) Reflects cumulative convertible preferred securities as debt. These securities are considered "senior securities" for the purposes of calculating asset coverage pursuant to the Investment Company Act.

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Origination Activity Detail

(Dollar amounts in thousands and based on par)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
NEW INVESTMENT FUNDINGS BY ASSET TYPE (1)					
First lien debt	$ 53,164	$ 44,511	$ 56,025	$ 75,004	$ 71,581
Second lien debt	325	4,825	613	578	406
Equity(2)	2,361	1,630	2,166	1,349	22,892
Total	**$ 55,850**	**$ 50,966**	**$ 58,804**	**$ 76,931**	**$ 94,879**
Weighted Average Yield at Amortized Cost	**12.7%**	**12.4%**	**13.4%**	**12.8%**	**12.5%**
SALES & REPAYMENTS BY ASSET TYPE (1)					
First lien debt	$ (68,505)	$ (106,038)	$ (57,832)	$ (35,292)	$ (140,103)
Second lien debt	(6,954)	—	(28,891)	(50,588)	(25,146)
Equity(2)	(829)	(1,495)	(1,543)	(11,034)	(8,196)
Total	**$ (76,288)**	**$ (107,533)**	**$ (88,266)**	**$ (96,914)**	**$ (173,445)**
Weighted Average Yield at Amortized Cost	**10.1%**	**11.5%**	**12.5%**	**13.5%**	**13.7%**
Net Investment Activity	**$ (20,438)**	**$ (56,567)**	**$ (29,462)**	**$ (19,983)**	**$ (78,566)**
TOTAL INVESTMENT PORTFOLIO BY ASSET TYPE (3)(4)					
First lien debt	68.5%	67.1%	68.4%	71.3%	70.9%
Second lien debt	13.1%	14.0%	12.7%	10.2%	9.3%
Equity	5.2%	5.4%	5.4%	5.0%	5.9%
Investment funds	13.2%	13.5%	13.5%	13.5%	13.9%
Total	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**
Weighted Average Yield on Debt Investments at Amortized Cost(5)	**12.0 %**	**12.6 %**	**12.8 %**	**12.8 %**	**12.7%**
Weighted Average Yield on Income Producing Investments at Amortized Cost(5)	**12.1 %**	**12.6 %**	**12.7 %**	**12.7 %**	**12.6%**

Please refer to the Company's Form 10-Q for more information. No assurance is given that the Company will continue to achieve comparable results.
(1) Excludes activity related to the Investment Funds. (2) Based on cost/proceeds of equity activity. (3) At quarter end. (4) As a percentage of fair value. (5) Weighted average yields exclude investments on non-accrual status. Weighted average yields of income producing investments include Credit Fund and Credit Fund II, as well as income producing equity investments.

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Portfolio Highlights

Key Statistics

Total investments at fair value ($mm)	$1,785
Weighted Average Yield on Income Producing Investments at Amortized Cost(1)	12.6%
Number of investments	174
Number of portfolio companies	131
Average exposure by portfolio company(2)	0.8%
Non-accrual investments(2)	0.2%

Portfolio

Floating Rate
100%

Senior Secured Exposure(3)
95%

Company EBITDA(4) (Median)
$81mm

Sponsored
92%

Asset Mix(2)



First Lien Debt
Second Lien Debt
Equity Investments
Investment Funds
71%
9%
6%
14%

Industry Exposure(2)(3)



Healthcare & Pharmaceuticals
Software
Business Services
High Tech Industries
Aerospace & Defense
Diversified Financial Services
Consumer Services
Leisure Products & Services
All Others
10%
8%
7%
7%
6%
5%
5%
4%
48%

(1) Weighted average yields exclude investments placed on non-accrual status. Weighted average yields of income producing investments include Credit Fund and Credit Fund II, as well as income producing equity investments. (2) As a percentage of fair value. (3) Represents CSL's exposure to the respective underlying portfolio companies, including CSL's proportionate share of the portfolio companies held in the Investment Funds. (4) Excludes equity positions, loans on non-accrual, unfunded commitments, and certain asset-backed, asset-based, and recurring revenue loans.

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Overview of Investment Funds

Key Statistics – Credit Fund	
CSL Investment at cost ($mm)	$193
CSL ownership	50.0 %
Yield of debt investments at cost [(1)]	11.2 %
Leverage	1.3x
Effective cost of debt	SOFR +2.70%
Annualized dividend yield to CSL	11.4 %

Key Statistics – Credit Fund II	
CSL Investment at cost ($mm)	$78
CSL ownership	84.1 %
Yield of debt investments at cost [(1)]	11.9 %
Leverage	1.9x
Effective cost of debt	SOFR + 2.88%
Annualized dividend yield to CSL	14.2 %

Combined Investment Funds Portfolio

Portfolio	Asset Yield	Floating Rate	First Lien	CSL Dividend Yield	% of CSL Portfolio
$938	11.4%	100.0%	98.4%	12.2%	13.9%

Diversification by Borrower


Top 10 Investments
Next 11-25
Remaining Investments
40%
32%
28%

Diversification by Industry


Business Services
Utilities: Electric
Beverage & Food
Telecommunications
Aerospace & Defense
Diversified Financial Services
Leisure Products & Services
Healthcare & Pharmaceuticals
All Others
13%
7%
7%
7%
7%
6%
6%
5%
42%

(1) Weighted average yields at cost of the debt investments include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of period end. Weighted average yields exclude investments placed on non-accrual status. Actual yields earned over the life of each investment could differ materially from the yields presented above.

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Funding and Capital Management Overview Commitment Outstanding Maturity Date Pricing(1) Credit facility $790 $234 8/31/2028(2) SOFR + 1.88% 2015-1R notes $426 $426 10/15/2031 SOFR + 2.03%(3)(4) 2024 senior notes $190 $190 12/31/2024 4.66% 2028 senior notes $85 $85 12/01/2028 SOFR + 3.14%(5) Total / Weighted Average(3) $1,490 $935 5.1 years 6.81% Overview of Balance Sheet Financing Facilities 8 63% % of Committed Balance Sheet Leverage Utilized % of Utilized Balance Sheet Leverage Mark-To-Market(7) % of Utilized Balance Sheet Leverage Fixed(6) 23% (1) SOFR borrowings are subject to an additional spread adjustment. (2) $135,000 of the $790,000 in principal will mature on May 25, 2027. (3) Represents the weighted average interest rate for the 2015-1R Notes over the various tranches of issued notes, excluding a $23 million note that has a fixed interest rate of 4.56%. (4) Weighted average maturity and pricing amounts are calculated based on amount outstanding. (5) Represents the floating interest rate paid by the Company as part of the interest rate swap agreement. The interest rate of the 2028 notes is 8.20%. (6) Includes the $23 million note in the 2015-1R notes that bears a fixed rate. (7) Represents the Credit Facility and 2028 Notes. 34%

Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized gain (loss) per share are based on the weighted average number of shares outstanding for the period. Net investment income is also net of the preferred dividend. Totals may not sum due to rounding. Net Asset Value Per Share Bridge LTM Q1 2024Q1 2024 9 $16.99 $0.54 $(0.48) $0.02 $— $17.07 December 31, 2023 NAV Net Investment Income Dividend Declared Net Realized and Unrealized Gain (Loss) Impact of Share Repurchases & Other March 31, 2024 NAV $17.09 $2.14 $(1.80) $(0.36) $— $17.07 March 31, 2023 NAV Net Investment Income Dividend Declared Net Realized and Unrealized Gain (Loss) Impact of Share Repurchases & Other March 31, 2024 NAV

Risk Rating Distribution

- As of March 31, 2024, one borrower was on non-accrual status, representing 0.2% of total investments at fair value and 0.2% at amortized cost.

PORTFOLIO RISK RATINGS				
(Dollar amounts in millions)	**December 31, 2023**		**March 31, 2024**	
Internal Risk Rating	**Fair Value**	**% of Fair Value**	**Fair Value**	**% of Fair Value**
1	$30.3	2.0%	$0.4	0.0%
2	1,158.0	77.3%	1,157.0	80.8%
3	273.3	18.2%	270.6	18.9%
4	38.1	2.5%	3.8	0.3%
5	—	—%	—	—%
Total	**$1,499.7**	**100.0%**	**$1,431.8**	**100.0%**

RATING	DEFINITION
1	Borrower is operating above expectations, and the trends and risk factors are generally favorable.
2	Borrower is operating generally as expected or at an acceptable level of performance. The level of risk to our initial cost basis is similar to the risk to our initial cost basis at the time of origination. This is the initial risk rating assigned to all new borrowers.
3	Borrower is operating below expectations and level of risk to our cost basis has increased since the time of origination. The borrower may be out of compliance with debt covenants. Payments are generally current although there may be higher risk of payment default.
4	Borrower is operating materially below expectations and the loan's risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due, but generally not by more than 120 days. It is anticipated that we may not recoup our initial cost basis and may realize a loss of our initial cost basis upon exit.
5	Borrower is operating substantially below expectations and the loan's risk has increased substantially since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. It is anticipated that we will not recoup our initial cost basis and may realize a substantial loss of our initial cost basis upon exit.

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11 Appendix

Quarterly Balance Sheet Detail

(Dollar amounts in thousands, except per share data)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
ASSETS					
Investments—non-controlled/non-affiliated, at fair value	$ 1,661,414	$ 1,588,732	$ 1,556,390	$ 1,539,120	$ 1,472,096
Investments—non-controlled/affiliated, at fair value	50,996	51,668	52,670	53,382	64,199
Investments—controlled/affiliated, at fair value	261,155	256,020	251,415	249,379	248,598
Total Investments, at Fair Value	**1,973,565**	**1,896,420**	**1,860,475**	**1,841,881**	**1,784,893**
Cash, cash equivalents and restricted cash	42,873	54,150	55,218	60,447	69,921
Receivable for investments sold/repaid	6,908	1,396	3	36	66
Interest and dividend receivable	26,174	24,703	33,539	33,725	33,940
Prepaid expenses and other assets	5,887	5,928	7,515	6,489	6,251
Total Assets	**$2,055,407**	**$1,982,597**	**$1,956,750**	**$1,942,578**	**$1,895,071**
LIABILITIES & NET ASSETS					
Debt and secured borrowings	$ 1,092,707	$ 1,037,185	$ 1,003,296	$ 980,183	$ 930,182
Interest and credit facility fees payable	6,782	7,097	7,340	8,591	8,025
Dividend payable	22,321	22,320	22,321	22,321	24,353
Base management and incentive fees payable	12,729	12,804	12,636	13,067	12,755
Administrative service fees payable	1,221	1,439	2,577	2,991	2,752
Other accrued expenses and liabilities	1,454	2,071	2,136	2,613	184
Total Liabilities	**$ 1,137,214**	**$ 1,082,916**	**$ 1,050,306**	**$ 1,029,766**	**$ 978,251**
Preferred Stock	50,000	50,000	50,000	50,000	50,000
Total Liabilities and Preferred Stock	**$ 1,187,214**	**$ 1,132,916**	**$ 1,100,306**	**$ 1,079,766**	**$ 1,028,251**
Net Assets	**$ 868,193**	**$ 849,681**	**$ 856,444**	**$ 862,812**	**$ 866,820**
Net Asset Value Per Common Share	**$ 17.09**	**$ 16.73**	**$ 16.86**	**$ 16.99**	**$ 17.07**

Please refer to the Company's Form 10-Q for more information.

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Quarterly Income Statement Detail

(Dollar amounts in thousands, except per share data)	QI 2023	Q2 2023	Q3 2023	Q4 2023	QI 2024
INVESTMENT INCOME					
Interest income[1]	49,136	50,870	51,457	52,056	51,949
Dividend income from credit funds	8,276	8,276	8,276	8,276	8,276
Other income	963	919	768	2,353	1,782
Total Investment Income	**$ 58,375**	**$ 60,065**	**$ 60,501**	**$ 62,685**	**$ 62,007**
EXPENSES					
Management fees	$ 7,236	$ 7,185	$ 7,080	$ 7,014	$ 6,888
Incentive fees	5,472	5,593	5,530	6,027	5,867
Interest expense and credit facility fees	17,281	17,873	18,222	18,335	17,863
Other expenses	1,293	1,589	1,708	1,782	2,110
Excise tax expense	523	650	850	412	830
Net Expenses	**$ 31,805**	**$ 32,890**	**$ 33,390**	**$ 33,570**	**$ 33,558**
Preferred stock dividend	875	875	875	875	875
Net Investment Income[2]	**$ 25,695**	**$ 26,300**	**$ 26,236**	**$ 28,240**	**$ 27,574**
Net realized and change in unrealized gains (losses)	1,417	(22,462)	2,876	478	815
Net Income (Loss)[2]	**$ 27,112**	**$ 3,838**	**$ 29,112**	**$ 28,718**	**$ 28,389**
Net Investment Income per Common Share	**$ 0.50**	**$ 0.52**	**$ 0.52**	**$ 0.56**	**$ 0.54**
Net Income (Loss) per Common Share	**$ 0.53**	**$ 0.08**	**$ 0.57**	**$ 0.57**	**$ 0.56**

Note: There can be no assurance that we will continue to earn income at this rate and our income may decline. If our income declines, we may reduce the dividend we pay and the yield you earn may decline. Refer to the Company's Form 10-Q for additional details.
(1) Inclusive of payment-in-kind interest income. (2) Presented net of the preferred stock dividend for the period.

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